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                                                                     Exhibit 5.2

              [WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP LETTERHEAD]

                                 April 19, 2004

Liberty Property Trust
65 Valley Stream Parkway, Suite 100
Malvern, PA 19355

      Re:   Liberty Property Trust REIT Status

Ladies and Gentlemen:

      This opinion is being delivered in connection with Registration Statement on Form S-3 (the "Registration Statement") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), registering common shares of beneficial interest, $0.001 par value, of Liberty Property Trust, a Maryland real estate investment trust ("LPT"). As used herein, the term "Registration Statement" and references to any amendment or supplement thereto shall not refer to or include any exhibits or documents incorporated by reference therein that are filed under the Securities Exchange Act of 1934, as amended, after the date hereof.

BASIS FOR OPINIONS

      The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. Although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

      In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Second Amended and Restated Agreement of Limited Partnership of Liberty Property Limited Partnership, a
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Liberty Property Trust
April 19, 2004
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Pennsylvania limited partnership (the "Operating Partnership"), as amended through the date hereof; (2) the Articles of Amendment and Restatement of Declaration of Trust of LPT dated as amended through the date hereof (the "Declaration of Trust"), and (3) the organizational documents and stock ownership records of certain consolidated subsidiaries of LPT and the Operating Partnership (the "Corporate Entities"). In rendering the opinions set forth in this letter, we have relied on certain written factual representations of LPT and the Operating Partnership with respect to both the historic and anticipated assets, operations and activities of LPT and the Operating Partnership (the "Management Representation Letter").

      For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Management Representation Letter. We have relied upon the factual representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. After reasonable inquiry, we are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. To the extent that such representations and information set forth legal conclusions with respect to factual matters relevant to the qualification of LPT as a real estate investment trust under the Code (a "REIT") or the treatment of the Operating Partnership as a partnership, we have previously reviewed with the individual making such representations, the relevant provisions of the Code, applicable Treasury regulations, and published administrative interpretations thereof. That person has had such statements reviewed internally within LPT by the individuals with direct primary responsibility for federal income tax matters and LPT's compliance with the federal income tax rules applicable to REITs. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other matters, including any matters relating to the securities laws, relevant to LPT, the Operating Partnership, or any other person. Specifically, we have not reviewed and we express no opinion as to the adequacy and accuracy of any statement or conclusion set forth in the Registration Statement or the Prospectus Supplement, other than as specifically addressed below.

      Moreover, we have assumed, with your consent, that, insofar as relevant to the opinions set forth herein:

      1. Each of LPT, the Operating Partnership, and the Corporate Entities has been and will be operated in the manner described in the Management Representation Letter and in the relevant partnership agreement, limited liability company operating agreement, articles (or certificate) of incorporation, declaration of trust or other organizational documents.

      2. We have been provided with all written agreements related to the ownership of the voting stock of the Corporate Entities during the entire period the Operating Partnership owned stock in these entities and there are not now, nor have there ever been, any oral agreements or understandings between LPT or Operating Partnership and any of the owners of the voting stock of any of the Corporate Entities, or any of the Corporate Entities themselves,
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Liberty Property Trust
April 19, 2004
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that are inconsistent with the Operating Partnership being considered to be the beneficial owner of less than 10% of the outstanding voting securities of any of the Corporate Entities (prior to the effective date of the taxable REIT subsidiary elections made by LPT with respect to the Corporate Entities) at any time prior to August 1, 2003.

      3. LPT is a duly organized and validly existing real estate investment trust under the laws of the State of Maryland, each of the Corporate Entities in a duly organized and validly incorporated corporation under the laws of the state or other jurisdiction in which it is purported to be organized, and the Operating Partnership is a duly organized and validly existing limited partnership under the laws of the State of Pennsylvania;

      4. All of the obligations imposed by or described in the documents that we reviewed, including obligations imposed under the Declaration of Trust, have been and will continue to be performed or satisfied in accordance with their terms; and

      5. All documents that we have reviewed have been property executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

OPINIONS

      Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

      (a) Commencing with its taxable year ended December 31, 1994, LPT has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code, and LPT's proposed method of operation (as described in the Management Representation Letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code;

      (b) The Operating Partnership is properly treated as a partnership for federal income tax purposes and not as a corporation or as an association taxable as a corporation, throughout the period commencing with its taxable year ended December 31, 1994, through the date hereof; and

      (c) The portions of the discussion in the Registration Statement and the Prospectus Supplement that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

      We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this letter. LPT's qualification and taxation as a REIT depends upon LPT's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code as described in the prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to
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Liberty Property Trust
April 19, 2004
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shareholders, and the diversity of its share ownership. Wolf, Block, Schorr and
Solis-Cohen LLP will not review LPT's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of LPT's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders, and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

      This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We do not purport to express any opinion herein concerning any law other than the federal income tax law of the United States. We consent to the filing of this legal opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                               Sincerely,

                                    /s/  WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP
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                                         WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP